Delaware The First State Page 1 3465986 8100 Authentication: 205012126 SR# 20244360488 Date: 12-03-24 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WESTWOOD HOLDINGS GROUP, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF DECEMBER, A.D. 2024, AT 4:35 O`CLOCK P.M.